ROTENBERG & CO. LLP
Certified Public Accountants
585.295.2400 • 585.295.2150 (fax)
1870 Winton Road South • Rochester, NY 14618 • www.rotenbergllp.com

August 7, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC

RE: Synutra International, Inc.

We have read the statements made by Synutra International, Inc. in Item 4.01 of the accompanying Form 8-K/A, which is being filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours

Rotenberg & Co., LLP

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